Exhibit 99.1

Eclipse Resources Announces Strategic and Financial Review Initiative

STATE COLLEGE, PA- March 26, 2018- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) announced today that its Board of Directors (the “Board”) has initiated a process to evaluate and consider a full range of potential strategic, operational and financial alternatives to maximize shareholder value. Eclipse Resources has retained Jefferies LLC as its financial advisor and Norton Rose Fulbright US LLP as its legal counsel to assist with the process.

Commenting on the announcement, Benjamin W. Hulburt, Chairman, President and Chief Executive Officer, said, “Our management team and Board have always been focused on maximizing long-term shareholder value. We will review all alternatives available to Eclipse Resources and will take all steps necessary to evaluate our opportunities and achieve the best strategy for our shareholders, partners and employees.”

“Despite the challenging environment facing our industry over the last several years, our Company has made significant progress in increasing the scale of our assets, improving well performance, decreasing operational costs and increasing asset level returns. We have developed an industry leading drilling capability that we believe would benefit greatly from increased scale and acceleration, while at the same time reducing the company’s general and administrative costs and interest expense on a per unit of production basis. We are proud of what we have accomplished and believe now is an appropriate time to explore alternatives to continue increasing shareholder value.”

There is no assurance that the review by the Board will result in a transaction or other strategic alternative. The Board has not set a timetable for completion of the review process, and Eclipse Resources does not intend to disclose or comment on developments related to its review unless and until the Board has otherwise determined that further disclosure is appropriate or required by law. The strategic alternatives review process has not been initiated as a result of receiving any transaction proposal.

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 2, 2018 (the “2017 Annual Report”).

Forward-looking statements may include, but are not limited to, statements about Eclipse Resources’ business strategy; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized prices for natural gas, natural gas liquids and oil and the volatility of those prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein..

Eclipse Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the significant decline of the price of natural gas, NGLs, and oil from historical highs, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, risks associated with the Company’s level of indebtedness, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2017 Annual Report.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Eclipse Resources Corporation

Douglas Kris

Investor Relations

814-325-2059

dkris@eclipseresources.com